Exhibit 23.9

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3/A (file no. 333-110681) of Retalix Ltd. of our report dated January 16, 2002 on the financial statements of Retail Control Systems, Inc. as of December 31, 2001 and 2000 and for the year ended December 31, 2001, and for the three months ended December 31, 2000, which appears in the Company’s Annual Report on Form 20-F/A for the year ended December 31, 2002.

/s/ Grossman Yanak & Ford LLP

March 23, 2004